Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Voluntary Investment Plan Plus) of our report dated February 16, 2001 relating to the financial statements, which appears in the Minnesota Mining and Manufacturing Company Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 13, 2001